KWCO, PC

1931 East 37th Street, Suite 7
Odessa, TX  79762

October 17, 2013

We consent to the incorporation by reference in the Registration Statement Amendment No. 2 (Form S-8/A2) filed with the Securities and Exchange Commission pertaining to our report dated May 16, 2013 relating to the audited financial statements of Petron Energy II, Inc. for the years ended December 31, 2012 and 2011.

  /s/ KWCO, PC

  KWCO, PC